Master Lease No. 1288 Exhibit A

MASTER AGREEMENT OF TERMS AND CONDITIONS FOR LEASE (“Master Agreement”) made as of April 15, 2005 between Maxus Leasing Group, Inc., an Ohio corporation, having its chief executive offices at 31300 Bainbridge Road, Cleveland, Ohio 44139 (“Lessor”) and TIMCO Engine Center, Inc. , a Delaware corporation having its executive offices at 623 Radar Road, Greensboro, NC 27410 (“Lessee”).

1. LEASE

On the terms and conditions of this Master Agreement, Lessor shall lease to Lessee, and Lessee shall hire from Lessor, the items of personal property (collectively the “Equipment,” and individually an “Item”) described in the Schedule(s) which shall incorporate this Master Agreement. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee. The term “Lease” shall refer to an individual Schedule which incorporates this Master Agreement. In the event of a conflict between this Master Agreement and any Schedule, the language of the Schedule shall prevail. The Lease shall be effective upon execution by Lessor at its offices.

2. TERM

(a) The term of the Lease shall be comprised of a Delivery Term, Installation Term and Base Term, as the Base Term is defined in each Schedule. The Delivery Term for each Item shall commence on the date the Item is delivered to Lessee and shall end on the Installation Date. The Installation Term shall commence on the Installation Date and terminate on the first day of the month following the Installation Date for the last Item to be installed (the “Base Term Commencement Date”). The Base Term of the Lease shall begin on the Base Term Commencement Date, and may, subject to Subsection 2(b), terminate on the last day of the last month of the Base Term. The date of installation (the “Installation Date”) for any Item shall be the earlier of either (i) the date on which the entity responsible for installing such Item certifies that the Item is installed and placed in good working order, or (ii) if Lessee has caused a delay in the installation of an Item, seven days from the date the Item is delivered to the equipment location specified in the Schedule, or (iii) if Lessee is to install the Item, the third day after delivery. In the event the Equipment is already installed at the equipment location of Lessee, there shall be no Delivery Term and the Installation Date shall be the date on which the Lessor pays for the Equipment.

(b) A Lease may be terminated as of the last day of the last month of the Base Term by written notice given by either Lessor or Lessee not less than six (6) nor more than nine (9) months prior to the date of termination of the Base Term. If the Lease is not so terminated at the end of the Base Term, the Base Term shall be automatically extended for successive six (6) month periods until such six (6) month notice is given. The Base Monthly Rental shall continue to be due and payable by Lessee throughout any extension term(s). No notice of termination may be revoked without the written consent of the other party.

3. RENTAL

(a) The rental amount payable to Lessor by Lessee for the Equipment will be as set forth on the applicable Schedule. As rent for the Equipment, Lessee shall pay Lessor (i) in immediately available funds and in advance on the Base Term Commencement Date and on the first day of each subsequent month during the Base Term of the Lease the Base Monthly Rental and (ii) on the Installation Date (and monthly thereafter until the Base Term Commencement Date occurs) an amount equal to 1/30th of the Base Monthly Rental for each Item times the number of days which will elapse from the Installation Date of such Item to the first day of the following month. Each remittance from Lessee to Lessor shall contain information as to the Lease for which payment is made. If Lessor makes any progress or similar payment in respect of any Equipment, such payment shall be treated as an “Item” under the Lease, having an Installation Date of the date of such payment, and rent shall be payable with respect thereto as provided in this Subsection 3(a). If Lessor determines in its reasonable judgment that the Lease will not commence for any reason, then Lessee will, within ten (10) days after request by Lessor, repay to Lessor the amount of each such progress payment and all Installation Term rent shall be retained by Lessor.

(b) For any payment of rent or other amount due under a Lease which is past due for more than five (5) days, interest shall accrue at the rate of 1.5% per month, from the date such payment was due until payment is received by Lessor, or if such rate shall exceed the maximum rate of interest allowed by law, then at such maximum rate.

4. TAXES

The term “Taxes” shall mean all taxes, fees and assessments due, assessed or levied by any foreign, federal, state or local government or taxing authority, and/or any penalties, fines or interest, which are imposed against or on the Equipment, its use, operation, or ownership, or the rentals or receipts due under the Lease, or penalties arising from the failure to file a return with respect to the Taxes, but shall not include any federal or state taxes based upon or measured by the net income of Lessor. As of the commencement of the term of the Lease, Lessee shall promptly report, file and pay, and indemnify and hold harmless Lessor with respect to any and all Taxes, unless such Taxes are being diligently contested in good faith by Lessee by appropriate proceedings; provided, however, that if any lien shall be filed against the Equipment, Lessee immediately shall pay such Taxes and remove the lien of record. Lessee will, upon request by Lessor, provide Lessor written evidence of Lessee’s payment of all Taxes.]

5. NET LEASE

The Lease is a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with the Equipment or its lease shall be borne by Lessee. Lessee’s agreement to pay all obligations under the Lease, including but not limited to Base Monthly Rental, is absolute and unconditional and such agreement is for the benefit of Lessor and its Assignee(s). Lessee’s obligations shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever. Except as may be otherwise expressly provided in the Lease, it shall not terminate, nor shall the obligations of Lessee be affected by reason of any defect in or damage to, or any loss or destruction of, or obsolescence of, the Equipment or any Item from any cause whatsoever, or the interference with its use by any private person, corporation or governmental authority, or as a result of any war, riot, insurrection or Act of God. It is the express intention of Lessor and Lessee that all rent and other sums payable by Lessee under the Lease shall be, and continue to be, payable in all events throughout the term of the Lease. The Lease shall be binding upon the Lessee, its successors and permitted assigns and shall inure to the benefit of Lessor and its Assignee(s).

6. FINANCE LEASE STATUS

The parties agree that this lease is a “Finance Lease” as defined by section 2A-103(g) of the Uniform Commercial Code (“UCC”). Lessee acknowledges that either (a) Lessee has reviewed and approved any written Supply Contract (as defined by UCC 2A-103(y) covering the Equipment purchased from the “Supplier” (as defined by UCC 2A-103(x) thereof for lease to Lessee or (b) Lessor has informed or advised Lessee, in writing, either previously or by this Lease of the following: (i) the identity of the Supplier, (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract.

7. INSTALLATION, RETURN AND USE OF EQUIPMENT

(a) Upon delivery of the Equipment to Lessee, Lessee shall pay all transportation, installation, rigging, packing and insurance charges with respect to the Equipment. In the case of a sale and leaseback transaction, Lessee shall, upon the request of Lessor, certify the date the Equipment was first put into use. Lessee will provide the required electric current and a suitable place of installation for the Equipment with all appropriate facilities as specified by the manufacturer. No cards, tapes, disks, data cells or other input/output and storage media may be used by Lessee to operate any Item unless it meets the specifications of the manufacturer. Lessee agrees that it will not install, or permit the installation of, the Equipment without Lessor’s consent

(b) Lessee will at all times keep the Equipment in its sole possession and control. With written notice to Lessor, Lessee shall be entitled to move all or any portion of the Equipment between facilities leased now or in the future by Lessee, its parent or a sister company; provided, however that in no event shall the Equipment be moved outside the continental, contiguous United States. Lessee will comply with all laws, regulations, and ordinances, and all applicable requirements of the manufacturer of the Equipment which apply to the physical possession, use, operation, condition and maintenance of the Equipment. Lessee agrees to obtain all permits and licenses necessary for the operation of the Equipment.

(c) Lessee shall not without the prior written consent of Lessor affix or install any accessory, feature, equipment or device to the Equipment or make any improvement, upgrade, modification, alteration or addition to the Equipment (any such accessory, feature, equipment, device or improvement, upgrade, modification, alteration or addition affixed or installed is an “Improvement”). Title to all

Master Lease No. 1288	Page 1 of 5

Improvements shall, without further act, upon the making, affixing or installation of such Improvement, vest solely in Lessor, except such Improvements as may be readily removed without causing material damage to the Equipment and without in any way affecting or impairing the originally intended function, value or use of the Equipment. Provided the Equipment is returned to Lessor in the condition required by the Lease, including, but not limited to coverage under the manufacturer’s standard maintenance contract, title to the Improvement shall vest in the Lessee upon removal. Any Improvement not removed from the Equipment prior to return shall at Lessor’s option remain the property of Lessor and shall be certified for maintenance by the manufacturer, at Lessee’s expense. Lessee shall notify Lessor in writing no less than sixty (60) days prior to the desired installation date of the type of Improvement Lessee desires to obtain. Lessor may, at any time within ten (10) days after receipt of the notice offer to provide the Improvement to Lessee upon terms and conditions to be mutually agreed upon. Lessee shall notify Lessor of any third party offers and shall lease the Improvement from Lessor if Lessor meets the terms of the third party offer. If Lessee leases an Improvement from Lessor, such lease shall be under a separate Schedule, the Improvement shall not be placed in service by Lessee prior to acquisition by Lessor, and Lessee shall execute and deliver any document necessary to vest title to such Improvement in Lessor. During the Base Term and any renewal term, Lessee shall cause all Improvements to be maintained, at Lessee’s expense, in accordance with the requirements of Section 8. Unless otherwise agreed to by Lessor, upon the expiration or earlier termination of the term of the Lease, any Improvement shall be de-installed and removed from the Equipment at Lessee’s expense. If the Improvement is removed, the Equipment shall be restored to its unmodified condition and shall be certified for maintenance by the manufacturer, at Lessee’s expense. In the event an Improvement is provided to Lessee by a party other than Lessor, Lessee shall cause such party to execute and deliver to Lessor such documents as shall be required by Lessor to protect the interests of Lessor and any Assignee(s) in the Equipment, this Master Agreement and any Schedule.

(d) Lessee shall, at the termination of the Lease, at its expense, de-install, pack and return all, but not less then all, the Equipment to Lessor at such location within the continental United States as shall be designated by Lessor in the same operating order, repair, condition and appearance as of the Installation Date, reasonable wear and tear excepted, with all current engineering changes prescribed by the manufacturer of the Equipment or a maintenance contractor approved by Lessor (the “Maintenance Organization”) incorporated in the Equipment. Upon redelivery to Lessor, Lessee shall arrange and pay for such repairs (if any) as are necessary for the manufacturer of the Equipment or a Maintenance Organization to accept the Equipment under a maintenance contract at its then standard rates. If the Equipment is not redelivered to Lessor upon the termination of the Base Term or, if applicable, any Extension Term, then in addition to any other rights and remedies Lessor may otherwise have under the Lease, rental shall be payable by Lessee with respect to such Equipment at the then current Base Monthly Rental.

8. MAINTENANCE AND REPAIRS

Lessee shall, during the term of the Lease, maintain in full force and effect a contract with the manufacturer of the Equipment or a Maintenance Organization covering at least prime shift maintenance of the Equipment. Lessee upon request shall furnish Lessor with a copy of such maintenance contract as amended or supplemented. During the term of the Lease, Lessee shall, at its expense, keep the Equipment in good working order, repair, appearance and condition and make all necessary adjustments, repairs and replacements, all of which shall become the property of Lessor. Lessee shall not use or permit the use of the Equipment for any purpose for which, in the opinion of the manufacturer of the Equipment or the Maintenance Organization, the Equipment is not designed or intended.

9. OWNERSHIP, LIENS AND INSPECTIONS

(a) Lessee shall keep the Equipment free from any marking or labeling which might be interpreted as a claim of ownership by Lessee or any party other than Lessor and its Assignee(s), and shall affix and maintain tags, decals or plates furnished by Lessor on the Equipment indicating ownership and title to the Equipment in Lessor or its Assignee(s). Upon reasonable notice to Lessee, Lessor or its agents shall have access to the Equipment and Lessee’s non-financial books and records with respect to the Lease and the Equipment at reasonable times for the purpose of inspection and for any other purposes contemplated by the Lease, subject to the reasonable security requirements of Lessee.

(b) Lessee shall execute and deliver such instruments, including Uniform Commercial Code financing statements, as are required to be filed to evidence the interest of Lessor and its Assignee(s) in the Equipment and the Lease. Lessee has no interest in the Equipment except as expressly set forth in the Lease, and that interest is a leasehold interest. Lessor and Lessee agree, and Lessee represents for the benefit of Lessor and its Assignee(s) that the Lease is intended to be a “finance lease” and not a “lease intended as security” as those terms are used in the UCC; and that the Lease is intended to be a “true lease” as the term is commonly used under the Internal Revenue Code of 1986, as amended (the “Code”).

(c) LESSEE SHALL KEEP THE LEASE, THE EQUIPMENT AND ANY IMPROVEMENTS FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES OF WHATSOEVER KIND (EXCEPT THOSE CREATED BY LESSOR AND ITS ASSIGNEES) AND LESSEE SHALL NOT ASSIGN THE LEASE OR ANY OF ITS RIGHTS UNDER THE LEASE OR SUBLEASE ANY OF THE EQUIPMENT OR GRANT ANY RIGHTS TO THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. No permitted assignment or sublease shall relieve Lessee of any of its obligations under the Lease and Lessee agrees to pay all costs and expenses Lessor may actually incur in connection with such sublease or assignment. Lessee grants to Lessor the right of first refusal on any sublease or other grant of Lessee’s rights to the Equipment.

10. DISCLAIMER OF WARRANTIES

Except for the warranties contained in each Schedule:

(a) LESSOR LEASES THE EQUIPMENT “AS IS”, AND BEING NEITHER THE MANUFACTURER OF THE EQUIPMENT NOR THE AGENT OF EITHER THE MANUFACTURER OR THE SUPPLIER, LESSOR DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENTS OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL FOR ANY REASON INCLUDING CLAIMS ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF THE EQUIPMENT FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (ii) ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT, (iii) THE USE OR PERFORMANCE OF THE EQUIPMENT, OR (iv) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE, WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING AND WHETHER OR NOT FORESEEABLE.

(b) For the term of the Lease, Lessor assigns to Lessee (to the extent possible), and Lessee may have the benefit of, any and all manufacturer’s warranties, service agreements and patent indemnities, if any, with respect to the Equipment; provided, however, that Lessee’s sole remedy for the breach of any such warranty, indemnification or service agreement shall be against the manufacturer, or Supplier as defined in the UCC, of the Equipment and not against Lessor, nor shall any such breach have any effect whatsoever on the rights and obligations of Lessor or Lessee with respect to the Lease.

11. ASSIGNMENT BY LESSOR

(a) Lessee acknowledges and understands that Lessor may assign to a successor, financing lender and/or purchaser (the “Assignee”), all or any part of Lessor’s right, title and interest in and to the Lease and the Equipment and Lessee hereby consents to such assignment(s). In the event Lessor transfers or assigns, or retransfers or reassigns, to an Assignee all or part of Lessor’s interest in the Lease, the Equipment or any sums payable under the Lease, whether as collateral security for loans or advances made or to be made to Lessor by such Assignee or otherwise, Lessee covenants that, upon receipt of notice of any such transfer or assignment and instructions from Lessor, (i) Lessee shall, if so instructed, pay and perform its obligations under the Lease to Assignee (or to any other party designated by Assignee), and shall not assign the Lease or any of its rights under the Lease or permit the Lease to be amended, modified, or terminated without the prior written consent of Assignee; and (ii) Lessee’s obligations under the Lease with respect to Assignee shall be absolute and unconditional and, except for any specific provisions in any Schedule providing for the adjustment of rent, not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim for any reason, alleged or proven, including, but not limited to, defect in the Equipment, the condition, design, operation or fitness for use of the Equipment or any loss or destruction or obsolescence of the Equipment or any part thereof, the prohibition of or other restrictions against Lessee’s use of the Equipment, the interference with such use by any person or entity, any failure by Lessor to perform any of its obligations contained in the Lease, any insolvency or bankruptcy of Lessor, or for any other cause, and (iii) Lessee shall, upon request of Lessor, submit documents and certificates as may be reasonably required by Assignee to secure and complete such transfer or assignment, including but not limited to the documents set forth in Section 16(c) of this Master Agreement, (iv) Lessee shall deliver to Assignee copies of any notices which are required under the Lease to be sent to Lessor, and (v) Lessee shall, if requested, restate to Assignee the representations, warranties and covenants contained in the Lease (upon which Lessee acknowledges Assignee may rely).

(b) By accepting any assignment or transfer of the Lease or any interest therein, each Assignee shall be deemed to have agreed that, so long as Lessee is not in default under the Lease, such Assignee shall take no action to interfere with Lessee’s quiet enjoyment and use of the Equipment in accordance with the terms of the Lease. No such assignment or conveyance shall relieve Lessor of its obligations under the Lease and Lessee agrees it shall not look to any Assignee to perform any of Lessor’s obligations under the Lease. No such assignment shall increase Lessee’s obligations nor decrease Lessee’s rights hereunder.

12. QUIET ENJOYMENT

Lessor covenants that so long as Lessee is not in default under a Lease, neither Lessor nor any Assignee shall take action to interfere with Lessee’s possession and use of the Equipment subject to and in accordance with the provisions of the Lease.

13. INDEMNIFICATION

Except to the extent arising from the material negligence or willful misconduct of Lessor or Assignee, Lessee shall and does agree to indemnify, protect, save and keep harmless Lessor and its Assignee(s) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, or expenses (including legal fees and expenses) of any kind and nature whatsoever which may be imposed upon, incurred by or asserted against Lessor or its Assignee(s) in any

Master Lease No. 1288	Page 2 of 5

way relating to or arising out of the possession, use, condition, or operation of the Equipment on and after the commencement of the Delivery Term or any misrepresentation by Lessee in the Lease or any related document. Lessor’s and its Assignees’ rights arising from this Section shall survive the expiration or other termination of the Lease. Nothing in this Section shall limit or waive any right of Lessee to proceed against the manufacturer, or Supplier as defined in the UCC, of the Equipment.

14. RISK OF LOSS

(a) Except as may be otherwise set forth in a Schedule, Lessee assumes and shall bear the entire risk of loss and damage, whether or not insured against, of the Equipment from any and every cause whatsoever as of the date the Equipment is delivered to Lessee.

(b) In the event of loss or damage of any kind to any Item, Lessee shall use all reasonable efforts to place the Item in good repair, condition and working order to the reasonable satisfaction of Lessor within sixty (60) days of such loss or damage, unless the manufacturer of the Equipment or a Maintenance Organization determines that such Item has been irreparably damaged, in which case Lessee shall, within ten (10) days of such determination of irreparable loss, make its election to either pay Lessor the Stipulated Loss Value (as set forth in Attachment A to this Master Agreement) for the irreparably damaged Item or replace the irreparably damaged Item, all as provided in this Section. To the extent that the Item is damaged but not irreparably damaged and if Lessee is entitled, pursuant to the insurance coverage, to obtain proceeds from such insurance for the repair of the Item, Lessee (provided no Event of Default has occurred under the Lease) may arrange for the disbursement of such proceeds to the manufacturer or other entity approved by Lessor to perform the repairs to pay the cost of repair. However, Lessee’s obligation to timely repair the damaged Item is not contingent upon receipt of such insurance proceeds.

(c) In the event that Lessee elects to pay Lessor the Stipulated Loss Value for the irreparably damaged Item, Lessee shall (i) pay such amount (computed as of the first day of the month following the determination of the irreparable damage) to Lessor on the first day of the month following the election by Lessee as provided in (b) above, (ii) pay all Base Monthly Rental for the Item up to the date as of which the Stipulated Loss Value is paid to Lessor; and (iii) arrange with the applicable insurance company (with the consent of Lessor) for the disposition of the irreparably damaged Item. If not all the Equipment is irreparably damaged, the Value for Calculation of Stipulated Loss Value (“Value”) as set forth on the Schedule for the irreparably damaged Item shall be multiplied by the applicable percentage set forth in Attachment A to compute the Stipulated Loss Value for such irreparably damaged Item, and the Base Monthly Rental for the undamaged Equipment remaining due (after payment of the Stipulated Loss Value for the irreparably damaged Item) shall be that amount resulting from multiplying the original Base Monthly Rental by the ratio of the Value of the undamaged Equipment divided by the Value for all the Equipment prior to the damage.

(d) If Lessee elects to replace the irreparably damaged Item, Lessee shall continue all payments under the Lease without interruption, as if no such damage, loss or destruction had occurred, and shall replace such irreparably damaged Item, paying all costs associated with the replacement, and Lessee shall be entitled to all insurance proceeds. Lessee shall within twenty (20) days following the date of determination of irreparable damage, effect the replacement by replacing the irreparably damaged Item with a “Replacement Item” so that Lessor has good, marketable and unencumbered title to such Replacement Item. The Replacement Item shall have a fair market value equal to or greater than the Item replaced, and anticipated to have a fair market value at the expiration of the Base Term equal to the fair market value that the replaced Item would have had at the end of the Base Term, and if available, be of the same manufacture, model and type and of at least equal capacity to the Item for which the replacement is being made. Upon delivery, such Replacement Item shall become subject to all of the terms and conditions of the Lease. Lessee shall execute all instruments or documents necessary to effect the foregoing.

(e) For purposes of this Lease, the term “fair market value” shall mean the price that would be obtained in an arm’s-length transaction between an informed and willing buyer-lessee under no compulsion to buy or lease and an informed and willing seller-lessor under no compulsion to sell or lease. If Lessor and Lessee are unable to agree upon fair market value, such value shall be determined in accordance with the foregoing definition, by three independent appraisers, one to be appointed by Lessee, one to be appointed by Lessor and the third to be appointed by the first two. The cost of each party’s appraisal shall be borne by such party, and the cost of the third shall be split equally by the parties.

15. INSURANCE

During the term of the Lease, Lessee, at its own expense, shall maintain in regard to the Equipment all risk insurance (in an amount not less than the Stipulated Loss Value as identified on Attachment A) and comprehensive public liability insurance in amounts similar with respect to Lessee’s own equipment and with carriers reasonably satisfactory to Lessor. Any such insurance shall name Lessor and the Assignees as additional insureds and, as for the all risk insurance, loss payees as their interests may appear. All such insurance shall provide that it may not be terminated, canceled or altered without at least thirty (30) days’ prior written notice to Lessor and its Assignees. Coverage afforded to Lessor shall not be rescinded, impaired, or invalidated by any act or neglect of Lessee. Lessee agrees to supply to Lessor, upon request, evidence of such insurance.

16. REPRESENTATIONS AND WARRANTIES OF LESSEE; FINANCIAL STATEMENTS

(a) Lessee represents and warrants to Lessor and its Assignees that (i) the execution, delivery and performance of this Master Agreement and the Lease were duly authorized and that upon execution of this Master Agreement and the Lease by Lessee and Lessor, the Master Agreement and the Lease will be in full force and effect and constitute a valid legal and binding obligation of Lessee, and enforceable against Lessee in accordance with their respective terms; (ii) the Equipment is accurately described in the Lease and all documents of Lessee relating to the Lease; (iii) Lessee is in good standing in the jurisdiction of its incorporation and in any jurisdiction in which any of the Equipment is located; (iv) no consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other government authority or agency is required with respect to the execution, delivery and performance by the Lessee of this Master Agreement or the Lease or, if any such approval, notice, registration or action is required, it has been obtained or done; (v) the entering into and performance of this Master Agreement and the Lease will not violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee’s Articles or Certificate of Incorporation or Code of Regulations or Bylaws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Lessee or upon the Equipment pursuant to any instrument to which Lessee is a party or by which it or its property may be bound; (vi) there are no actions, suits or proceedings pending, or to the knowledge of Lessee, threatened, before any court or administrative agency, arbitrator or governmental body which will, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under the Lease or any related agreement to which it is a party; (vii) aside from the Master Agreement and the Lease there are no additional agreements between Lessee and Lessor relating to the Equipment; (viii) any and all financial statements and other information with respect to Lessee supplied to Lessor at the time of execution of the Lease and any amendment, are true and complete; and (ix) this Lease is a commercial lease, and none of the Equipment is intended or will be used for consumer purposes. The foregoing representations and warranties shall survive the execution and delivery of the Lease and any amendments hereto and shall inure to the benefit of Lessor and its Assignees.

(b) Prior to and during the term of the Lease, Lessee will promptly furnish Lessor with Lessee’s audited financial statements. If Lessee is a subsidiary of another company, Lessee will supply such company’s financial statements and guarantees as are reasonably acceptable to Lessor. Lessor’s obligation to perform under any Lease is subject to the condition that the financial statements furnished to Lessor by Lessee fairly present the financial condition and results of operations of Lessee and its affiliated corporations, if any, and any guarantor of Lessee’s obligations under any Lease, as of the date of such financial statements, and that since the date of such statements there have been no material adverse changes in the assets, liabilities or condition (financial or otherwise). Lessee shall also provide Lessor with such other statements concerning Lessee, the Lease and the condition of the Equipment as Lessor may from time to time request.

(c) Upon Lessor’s request, Lessee shall, with respect to each Lease, deliver to Lessor (i) a certificate of a secretarial officer of Lessee certifying the bylaw, resolution (specific or general) or corporate action authorizing the transactions contemplated in the Lease; (ii) an incumbency certificate certifying that the person signing this Master Agreement, the Lease or any related document holds the office the person purports to hold and has authority to sign on behalf of Lessee; (iii) an opinion of Lessee’s counsel with respect to the representations in clauses (i) through (vii) of Section 16(a); (iv) a written acknowledgement of any assignment as referred to in Section 11; (v) the purchase documents if Lessee has sold or assigned its interest in the Equipment to Lessor; (vi) an insurance certificate evidencing the insurance provided by Lessee pursuant to Section 15; and (vii) an Installation Certificate duly executed by Lessee. Failure by Lessee to deliver any of these documents when due shall operate, at Lessor’s option, to continue the Installation Term for the Lease thus delaying the Base Term Commencement Date, or to terminate the Lease as provided in Section 17.

17. DEFAULT, REMEDIES

(a) The following shall be deemed “Events of Default” under the Lease:

(1) Lessee fails to pay any installment of rent or other charge or amount due under the Lease within ten (10) days after notice that such payment is overdue; or

(2) Except as expressly permitted in the Lease, Lessee attempts to remove, sell, encumber, assign or sublease or fails to insure any of the Equipment, or fails to deliver any documents required of Lessee under the Lease; or

(3) Any representation or warranty made by Lessee or Lessee’s guarantor in the Lease or any document supplied in connection with the Lease or any financial statement is misleading or materially inaccurate; or

(4) Lessee fails to observe or perform any of the other obligations required to be observed by Lessee under the Lease within ten (10) days of written notice from Lessor of such failure; or

(5) Lessee or Lessee’s guarantor ceases doing business as a going concern; makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated a bankrupt or an insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statue, law or regulation or files an answer admitting or failing to deny the material allegations of a petition filed against it in any such proceeding;

Master Lease No. 1288	Page 3 of 5

consents to or acquiesces in the appointment of a trustee, receiver, or liquidator for it or of all or any substantial part of its assets or properties, or if it or its trustee, receiver, liquidator or shareholders shall take any action to effect its dissolution or liquidation; or

(6) If within thirty (30) days after the commencement of any proceedings against Lessee or Lessee’s guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if within thirty (30) days after the appointment (with or without Lessee’s or Lessee’s guarantor’s consent) of any trustee, receiver or liquidator of it or all of or any substantial part of its respective assets and properties, such appointment shall not be vacated.

(7) Lessee’s Guarantor fails to comply with the financial covenants contained in Sections 7.10 (a), (b) and (c) of the Financing Agreement dated April 4, 2004 with The CIT Group/Business Credit, Inc., or any successor or replacement lender, and such failure to comply is neither cured nor waived.

Upon the happening of any Event of Default, Lessor may declare the Lessee to be in default. Lessee authorizes Lessor at any time after such declaration by Lessor to enter any premises where the Equipment may be and take possession of the Equipment. Lessee shall, upon such declaration of default made by Lessor, without further demand, immediately pay Lessor an amount which is equal to (i) any unpaid amount due on or before Lessor declared the Lease to be in default, plus (ii) as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value for the Equipment computed as of the date the last Base Monthly Rental payment was due prior to the date Lessor declared the Lease to be in default, together with interest, as provided herein, plus (iii) all attorney and court costs incurred by Lessor or its Assignee relating to the enforcement of its rights under the Lease. After an Event of Default, as declared by Lessor, at the request of Lessor and to the extent requested by Lessor, Lessee shall immediately comply with the provisions of Section 7(d) and Lessor may sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, without having the Equipment present at the place of sale; or Lessor may lease, otherwise dispose of or keep idle all or part of the Equipment, subject, however, to its obligation to mitigate damages. The proceeds of sale, lease or other disposition, if any, of the Equipment shall be applied (1) to all Lessor’s costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment including attorney fees; then (2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value for the Equipment and all other sums owed by Lessee under the Lease, including any unpaid rent which accrued to the date Lessor declared the Lease to be in default and indemnities then remaining unpaid under the Lease; then (3) to reimburse to Lessee Stipulated Loss Value previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and (2) immediately. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of the Lease unless Lessor so notifies Lessee in writing. Lessor may also proceed by appropriate court action, either at law or in equity to enforce performance by Lessee of the applicable covenants of the Lease or to recover damages for the breach of the Lease.

The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of any future breach of the same or any other obligation. The subsequent acceptance of rental payments under the Lease by Lessor shall not be deemed a waiver of any such prior existing breach at the time of acceptance of such rental payments. The rights afforded Lessor under Section 17 shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for the Lease or now or later existing in law (including as appropriate all the rights of a secured party or lessor under the Uniform Commercial Code) or in equity and Lessor’s exercise or attempted exercise of such rights or remedies shall not preclude the simultaneous or later exercise of any or all other rights or remedies.

In the event Lessee shall fail to perform any of its obligations under the Lease, then Lessor may perform the same, but shall not be obligated to do so, at the cost and expense of Lessee. In any such event, Lessee shall promptly reimburse Lessor for any such costs and expenses incurred by Lessor.

18. LESSOR’S TAX BENEFITS

Lessee acknowledges that Lessor shall be entitled to claim for federal income tax purposes,(i) deductions (hereinafter called “Depreciation Deductions”) on Lessor’s cost of the Equipment for each of its tax years during the term of the Lease under any method of depreciation or other cost recovery formula permitted by the Code and (ii) interest deductions (“Interest Deductions”) as permitted by the Code on the aggregate interest paid to any Assignee. Lessee agrees to take no action inconsistent (including the voluntary substitution of Equipment) with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor of Depreciation Deductions or Interest Deductions. Lessee hereby indemnifies Lessor and its Assignee(s) from and against (a) any loss, disallowance, unavailability or recapture of Depreciation Deductions or Interest Deductions resulting from any action or failure to act of Lessee, other than as required or permitted pursuant to this Master Agreement, plus (b) all interest, penalties, costs, (including attorney fees), or additions to tax resulting from such loss, disallowance, unavailability or recapture.

19. SECURITY DEPOSITS

For the purpose of securing all of Lessee’s obligations under the Master Agreement and each Schedule, Lessee grants to Lessor a security interest in any security deposit described in any Schedule. Any such security deposit may be commingled with other funds and shall be held without interest to Lessee. Upon and Event of Default by Lessee under the Master Agreement or any Schedule, Lessor may, but shall not be obligated to, apply any such security deposit to any obligation of Lessee under the Master Agreement or any Schedule, in which event Lessee shall promptly restore the amount thereof on demand. Upon compliance by Lessee with all terms of the Master Agreement and each Schedule, Lessor shall, at the end of the term of each Schedule and the proper return to Lessor of the Equipment, return to Lessee the balance of any such security deposit relating to such Schedule.

20. GENERAL

(a) THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO (THE “STATE”), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. LESSEE AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE AND AGREES THAT ANY SUCH COURT SHALL BE AN APPROPRIATE VENUE. LESSOR AND LESSEE HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS LEASE OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE.

(b) The Master Agreement and the Lease constitute the entire and only agreement between Lessee and Lessor with respect to the lease of the Equipment, and the parties have only those rights and have incurred only those obligations as specifically set forth herein. The covenants, conditions, terms and provisions of the Lease may not be waived or modified orally. The Lease may not be amended or discharged except by a subsequent written agreement entered into by duly authorized representatives of Lessor and Lessee.

(c) All notices, consents or requests desired or required to be given under the Lease shall be in writing and shall be delivered in person or sent by certified mail, return, receipt requested, or by courier service to the address of the other party set forth in the introduction of the Master Agreement or to such other address as such party shall have designated by proper notice.

(d) Each Schedule shall be executed in two counterparts, consecutively numbered. To the extent, if any, that a Schedule constitutes chattel paper (as such term is defined in the UCC) no security interest in the Schedule may be created through the transfer or possession of any counterpart other than Counterpart No.1. The Master Agreement, whether signed or in the form of a photocopy, is Exhibit A to the Schedule and is not chattel paper by itself.

(e) Section headings are for convenience only and shall not be construed as part of the Lease.

(f) It is expressly understood that all of the Equipment shall be and remain personal property, notwithstanding the manner in which the same may be attached or affixed to realty, and, upon Lessor’s request, Lessee shall secure from its mortgagee, landlord or owner of the premises a waiver in form and substance reasonably satisfactory to Lessor.

(g) The obligations of either party under the Lease, other than the payment of rent, shall be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God or the public enemy, fires, storms, accidents, failure of the Supplier to deliver any Item, governmental regulations or interferences or any cause whatsoever not within the sole control of such party.

(h) Any provision of the Master Agreement or any Schedule prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without invalidating the remaining provisions of the Master Agreement and such Schedule in such jurisdiction or invalidating such provision in any other jurisdiction.

(i) As an administrative convenience to Lessor and Lessee, Lessee agrees that Lessor shall have the right with verbal authorization by Lessee, to insert or complete missing or incomplete terms in any Schedule or other document relating to the Lease, including without limitation serial numbers and dates, and to correct manifest errors in such terms, provided that such corrections do not alter the intent of the parties. Lessee shall execute and deliver such documents and instruments as Lessor may reasonably request in order to confirm any such insertion, completion or correction.

(j) This Lease and each writing executed and delivered by the parties in connection herewith shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

Master Lease No. 1288	Page 4 of 5

The parties have executed this Master Agreement of Terms and Conditions for Lease as of the date written above.

Lessee:	TIMCO Engine Center, Inc.	Lessor:	Maxus Leasing Group, Inc.

By:	/s/ Kevin Carter	By:	/s/ Anthony N. Granata

Print Name:	Kevin Carter		Anthony N. Granata

Title:	Vice President		Vice President

Master Lease No. 1288	Page 5 of 5

ATTACHMENT A

To Master Agreement No. 1288, dated March 1, 2005, between Maxus Leasing Group, Inc. and TIMCO Engine Center, Inc.

To calculate Stipulated Loss Value, multiply the applicable percentage, below, by the value of the applicable Item(s) set forth on the Schedule. If no such value is set forth on the Schedule, the value shall be Lessor’s original cost of such Item.

Rental		Rental		Rental
Month		Month		Month
Number	Stip Loss Percent	Number	Stip Loss Percent	Number	Stip Loss Percent
1	108.20	21	87.80	41	67.40
2	107.18	22	86.78	42	66.38
3	106.15	23	85.76	43	65.36
4	105.14	24	84.74	44	64.34
5	104.12	25	83.72	45	63.32
6	103.10	26	82.70	46	62.30
7	102.08	27	81.68	47	61.28
8	101.06	28	80.66	48	60.26
9	100.04	29	79.64	49	59.24
10	99.02	30	78.62	50	58.22
11	98.00	31	77.60	51	57.20
12	96.98	32	76.58	52	56.18
13	95.96	33	75.56	53	55.16
14	94.94	34	74.54	54	54.14
15	93.92	35	73.52	55	53.12
16	92.90	36	72.50	56	52.10
17	91.88	37	71.48	57	51.08
18	90.86	38	70.46	58	50.06
19	89.84	39	69.44	59	49.04
20	88.82	40	68.42	60	48.02
				THEREAFTER	48.02

LESSEE:	LESSOR:

Schedule No. 001, dated April 15, 2005

Incorporating by reference Master Agreement No. 1288 dated April 15, 2005 between Maxus Leasing Group, Inc., as Lessor, and TIMCO Engine Center, Inc., as Lessee.

LESSEE AGREES TO LEASE THE DESCRIBED EQUIPMENT FROM LESSOR, AND LESSOR BY ACCEPTANCE OF THIS LEASE AGREES TO LEASE THE EQUIPMENT TO LESSEE, ON THE TERMS AND CONDITIONS SET FORTH IN THIS SCHEDULE AND THE MASTER AGREEMENT, WHICH IS ATTACHED HERETO AS EXHIBIT A AND INCORPORATED HEREIN BY REFERENCE.

[856A Tooling]

Equipment Description: See attached Exhibit B Equipment List, with all replacement parts, additions, repairs, accessions & accessories incorporated therein and/or affixed thereto.

1. Base Monthly Rental:	Months 1 to 12 = $33,712.00 and months 13 to 48 = $50,568.00

2. Equipment Location:	8740-60 NW 102nd Street, Medley, FL 33178

3. Equipment Return Location:	To be determined by Lessor

4. Base Term Commencement Date:	April 15, 2005

5. Base Term:	48 Months, terminating on April 14, 2009

6. Lessee Address for Notices:	623 Radar Road, Greensboro, NC 27410

7. Value of Calculation for Stip Loss Value:	$2,950,000.00, see attached Exhibit C, which replaces the Stipulated Loss table in the Master Agreement

8. Special Terms:

(a)	Delivery and Inspection: For the purpose of this Schedule only the Delivery Term, Installation Term, and Installation Date as defined in Master Agreement No. 1288 do not have bearing on the Base Term Commencement Date, which is defined in Section 4 above. The Lessee and Lessor acknowledge that the Equipment is currently located at the Equipment Location as identified in Section 2 above.

Lessee acknowledges that the Equipment will be moved to a different Equipment Location, inspected, installed, and accepted no later that October 15, 2005 (“Final Acceptance Date”) and will acknowledge such with the execution of the Final Acceptance Certificate attached hereto as Exhibit D. A mutually agreed upon appraiser will be present upon the unpacking and inspection of the Equipment. No later than the Final Acceptance Date, Lessee will present Lessor with a written list of Items of Equipment that are either missing (“Missing Items”) or unsuitable for use (“Unsuitable Items”), but not including those Items that are missing or unsuitable for use as a result of any action by Lessee or movement of the Equipment from the Equipment Location. The list of Missing or Unsuitable Items will be accompanied by a report from the appraiser that supports (i) the Items are missing; or (ii) the Items are unsuitable for use. Upon receipt of this written list, at Lessee’s option, Lessor will:

1.	For a Missing Item, either (a) reduce the Value of Calculation for Stip Loss Value as set forth in Section 7 above by the value allocated to such Missing Item on the Exhibit B Equipment List and adjust the Base Monthly Rental on a pro rata basis as of the Base Term Commencement Date, or (b) pay to Lessee, for the purpose of procuring a replacement for the Missing Item that is of equal or greater value and utility, the value allocated to such Missing Item on the Exhibit B Equipment List . If Lessee chooses option (a), the Missing Item will be removed from the Equipment List and acknowledged by both parties in writing. If Lessee chooses option (b), the replacement for the Missing Item shall be added to the Equipment List in place of the Missing Item.

2.	For an Unsuitable Item, identify in writing within 30 days the estimated cost and time to replace or repair the Unsuitable Item. If Lessee accepts in writing such estimate for any Unsuitable Item within 10 days, Lessor will, at Lessor’s cost, process such replacement or repair and the terms of this Schedule will not change. If the Lessee does not accept such estimate for any Unsuitable Item within 10 days, Lessee will have an additional 5 days to propose in writing an alternative estimated cost and time to replace or repair the Unsuitable Item. If Lessor accepts such alternative estimate, Lessor will, at Lessor’s cost, process such alternative replacement or repair. If Lessor does not accept such alternative estimate, at Lessee’s option, Lessor will either (a) reduce the Value of Calculation for Stip Loss Value as set forth in Section 7 above by the value allocated to such Unsuitable Item on the Exhibit B Equipment List and adjust the Base Monthly Rental on a pro rata basis as of the Base Term Commencement Date, or (b) pay to Lessee, for the purpose of procuring a replacement of equal or greater value and utility for the Unsuitable Item, the value allocated to such Unsuitable Item on the Exhibit B Equipment List . If Lessee chooses option (a), the Unsuitable Item will be removed from the Equipment List and acknowledged by both parties in writing. If Lessee chooses option (b), the repaired Unsuitable Item, or the replacement, as applicable, shall be added to the Equipment List in place of the Unsuitable Item.

Schedule Page 2 of 2
Maxus Lease No. 1288-001
TIMCO Engine Center, Inc.

As of the Final Acceptance Date, all Items of Equipment not identified as Missing Items or Unsuitable Items will be considered as being accepted without further action by the parties.

(b)	Additional Payments: The following payments shall be made via electronic funds transfer within ten (10) business days after receipt of an invoice from Lessor but in no event later than the date indicated:

1)	Lessee has made a one-time payment to Lessor of $147,490.00 on February 1, 2005 by electronic funds transfer.

2)	Lessee will make a one-time payment to Lessor of $147,490.00 on or before April 15, 2005 by electronic funds transfer.

3)	Lessee will make a one-time payment to Lessor of $168,560.00 on the last day of the eighteenth (18th) Base Term month.

(c)	Cancellation Option: On the due date of the 12th Base Monthly Rental payment Lessee shall have the following options: 1) return the Equipment to the Lessor and pay Lessor via electronic funds transfer a cancellation fee equal to of $2,029,336.00 plus the Base Monthly Rental due on such date, plus any other amounts due; or 2) continue the Lease to its expiration.

(d)	Termination Option: Provided no Event of Default or event or condition which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default has occurred and is continuing, on the last day of the twenty-forth (24th) and thirty-sixth (36th) Base Term months Lessee shall have the option to: 1) purchase via electronic funds transfer all, but not less then all, of the Equipment for $1,876,578.00 and $1,449,869.00, respectively, plus any other amounts due; or 2) continue the Lease to its expiration.

(e)	End of Base Term Option: Provided no Event of Default or event or condition which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default has occurred and is continuing, Lessee shall have the option at the end of the Base Term, contingent on the restrictions below and upon notice to Lessor given as provided in Section 2(b) of the Master Agreement, to: i) purchase all, but not less than all, of the Equipment for a purchase price equal to $1,085,505.00; or (ii) renew the Lease for an Extension Term of 12 months or greater at a monthly rental to be determined by Lessor and Lessee. If the Lessor and Lessee are unable to agree on an Extension Term and monthly rental by the end of the Base Term, Lessor will set the monthly Extension Term rental at $50,568.00 per month for a period of twelve (12) months. This end of Base Term renewal by Lessor is required, provided that Lessee is in compliance with all financial covenants contained in Section 17(a)(7) of Master Agreement 1288. Additionally, all payments due under the Lease shall have been made on time and paid as agreed. At the option of Lessor and providing Lessee does not comply with these covenants, Lessee must purchase the Equipment.

(f)	End of Extension Term Option: At the end of the Extension Term, if any, Lessee has the option to either (1) purchase all the Equipment for $442,470.00 or (2) return all the Equipment to Lessor in the condition as specified in the Lease to the Equipment Return Location.

(g)	Pursuant to Section 8 of Master Agreement No. 1288, Lessor consents that the Lessee will be responsible for the maintenance of the Equipment and is not required to establish a maintenance contract with a Maintenance Organization or the manufacturer.

(h)	Pursuant to Section 6 of Master Agreement No. 1288, Lessor states that (i) the Suppliers of the Equipment were Pressco Tool & Jig Co Ltd. (Dublin, Ireland) and UMC-P.T. Nusantara Turbin & Propulsi (Bandung, Indonesia), (ii) that the Lessee may have rights under the Supply Contracts; and (iii) that the Lessee may contact the Suppliers for a description of any such rights Lessee may have under the Supply Contracts.

THIS SCHEDULE TOGETHER WITH EXHIBIT A AND ANY ADDITIONAL PROVISION(S) REFERRED TO IN SECTION 8 CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE LESSOR AND LESSEE AS TO THE LEASE AND THE EQUIPMENT.

Lessee:	TIMCO Engine Center, Inc.	Lessor: Maxus Leasing Group, Inc.

By:	/s/ Kevin Carter	By:	/s/ Anthony N. Granata

Print Name:	Kevin Carter		Anthony N. Granata

Title:	Vice President		Vice President

This is Counterpart No. ___of 2 serially numbered counterparts. To the extent that this document constitutes chattel paper under the Uniform Commercial Code, no security interest in this document may be created through the transfer and possession of any counterpart other than Counterpart No. 1.

Schedule No. 002, dated April 15, 2005

Incorporating by reference Master Agreement No. 1288 dated April 15, 2005 between Maxus Leasing Group, Inc., as Lessor, and TIMCO Engine Center, Inc., as Lessee.

LESSEE AGREES TO LEASE THE DESCRIBED EQUIPMENT FROM LESSOR, AND LESSOR BY ACCEPTANCE OF THIS LEASE AGREES TO LEASE THE EQUIPMENT TO LESSEE, ON THE TERMS AND CONDITIONS SET FORTH IN THIS SCHEDULE AND THE MASTER AGREEMENT, WHICH IS ATTACHED HERETO AS EXHIBIT A AND INCORPORATED HEREIN BY REFERENCE.

[Danobat Blade Tip Grinder, Gantry System, Axiam Equipment, Brown & Sharpe Equipment, Stator Grind & Measuring System, Vacuum Furnace, and the remaining equipment other than the 856A Tooling (Schedule 001) and Test Cell Equipment (Schedule 003).]

Equipment Description: See attached Exhibit B Equipment Listing, with all replacement parts, additions, repairs, accessions & accessories incorporated therein and/or affixed thereto.

1. Base Monthly Rental:	Months 1 to 12 = $30,856.00 and months 13 to 48 = $46,284.00

2. Equipment Location:	8740-60 NW 102nd Street, Medley, FL 33178

3. Equipment Return Location:	To be determined by Lessor

4. Base Term Commencement Date:	April 15, 2005

5. Base Term:	48 Months, ending on April 14, 2009

6. Lessee Address for Notices:	623 Radar Road, Greensboro, NC 27410

7 . Value of Calculation for Stip Loss Value:	$2,700,000.00, see attached Exhibit C, which replaces the Stipulated Loss table in the Master Agreement

8. Special Terms:

(a)	Delivery and Inspection: For the purpose of this Schedule only the Delivery Term, Installation Term, and Installation Date as defined in Master Agreement No. 1288 do not have bearing on the Base Term Commencement Date, which is defined in Section 4 above. The Lessee and Lessor acknowledge that the Equipment is currently located at the Equipment Location as identified in Section 2 above.

Lessee acknowledges that the Equipment will be moved to a different Equipment Location, inspected, installed, and accepted no later that January 15, 2006 (“Final Acceptance Date”) and will acknowledge such with the execution of the Final Acceptance Certificate attached hereto as Exhibit D. A mutually agreed upon appraiser will be present upon the unpacking and inspection of the Equipment. Except for the 1994 Danobat High Speed Blade Tip Grinding Machine identified as Model # 193 on the Equipment List , no later than the Final Acceptance Date, Lessee will present Lessor with a written list of Items of Equipment that are either missing (“Missing Items”) or unsuitable for use (“Unsuitable Items”), but not including those Items that are missing or unsuitable for use as a result of any action by Lessee or movement of the Equipment from the Equipment Location. The list of Missing or Unsuitable Items will be accompanied by a report from the appraiser that supports (i) the Items are missing; or (ii) the Items are unsuitable for use. Upon receipt of this written list, at Lessee’s option, Lessor will:

1.	For a Missing Item, either (a) reduce the Value of Calculation for Stip Loss Value as set forth in Section 7 above by the value allocated to such Missing Item on the Exhibit B Equipment List and adjust the Base Monthly Rental on a pro rata basis as of the Base Term Commencement Date, or (b) pay to Lessee, for the purpose of procuring a replacement for the Missing Item that is of equal or greater value and utility, the value allocated to such Missing Item on the Exhibit B Equipment List . If Lessee chooses option (a), the Missing Item will be removed from the Equipment List and acknowledged by both parties in writing. If Lessee chooses option (b), the replacement for the Missing Item shall be added to the Equipment List in place of the Missing Item.

2.	For an Unsuitable Item, identify in writing within 30 days the estimated cost and time to replace or repair the Unsuitable Item. If Lessee accepts in writing such estimate for any Unsuitable Item within 10 days, Lessor will, at Lessor’s cost, process such replacement or repair and the terms of this Schedule will not change. If the Lessee does not accept such estimate for any Unsuitable Item within 10 days, Lessee will have an additional 5 days to propose in writing an alternative estimated cost and time to replace or repair the Unsuitable Item. If Lessor accepts such alternative estimate, Lessor will, at Lessor’s cost, process such alternative replacement or repair. If Lessor does not accept such alternative estimate, at Lessee’s option, Lessor will either (a) reduce the Value of Calculation for Stip Loss Value as set forth in Section 7 above by the value allocated to such Unsuitable Item on the Exhibit B Equipment List and adjust the Base Monthly Rental on a pro rata basis as of the Base Term Commencement Date, or (b) pay to Lessee, for the purpose of procuring a replacement of equal or greater value and utility for the Unsuitable Item, the value allocated to such Unsuitable Item on the Exhibit B Equipment List . If Lessee chooses option (a), the Unsuitable Item will be removed from the Equipment List and acknowledged by both parties in writing. If Lessee chooses option (b), the repaired Unsuitable Item, or the replacement, as applicable, shall be added to the Equipment List in place of the Unsuitable Item.

Schedule Page 2 of 2
Maxus Lease No. 1288-002
TIMCO Engine Center, Inc.

As of the Final Acceptance Date, all Items of Equipment not identified as Missing Items or Unsuitable Items will be considered as being accepted without further action by the parties.

(b)	Additional Payments: The following payments shall be made via electronic funds transfer within ten (10) business days after receipt of an invoice from Lessor but in no event later than the date indicated:

1)	Lessee has made a one-time payment to Lessor of $134,995.00 on February 1, 2005 by electronic funds transfer.

2)	Lessee will make a one-time payment to Lessor of $134,995.00 on or before April 15, 2005 by electronic funds transfer.

3)	Lessee will make a one-time payment to Lessor of $154,280.00 on the last day of the eighteenth (18th) Base Term month.

(c)	Cancellation Option: On the due date of the 12th Base Monthly Rental payment Lessee shall have the following options: 1) return the Equipment to the Lessor and pay Lessor via electronic funds transfer a cancellation fee equal to of $1,857,415.00 plus the Base Monthly Rental due on such date, plus any other amounts due; or 2) continue the Lease to its expiration.

(d)	Termination Option: Provided no Event of Default or event or condition which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default has occurred and is continuing, on the last day of the twenty-forth (24th) and thirty-sixth (36th) Base Term months Lessee shall have the option to: 1) purchase via electronic funds transfer all, but not less then all, of the Equipment for $1,717,599.00 and $1,327,039.00, respectively, plus any other amounts due; or 2) continue the Lease to its expiration.

(e)	End of Base Term Option: Provided no Event of Default or event or condition which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default has occurred and is continuing, Lessee shall have the option at the end of the Base Term, contingent on the restrictions below and upon notice to Lessor given as provided in Section 2(b) of the Master Agreement, to: i) purchase all, but not less than all, of the Equipment for a purchase price equal to $993,544.00; or (ii) renew the Lease for an Extension Term of 12 months or greater at a monthly rental to be determined by Lessor and Lessee. If the Lessor and Lessee are unable to agree on an Extension Term and monthly rental by the end of the Base Term, Lessor will set the monthly Extension Term rental at $46,284.00 per month for a period of twelve (12) months. This end of Base Term renewal by Lessor is required, provided that Lessee is in compliance with all financial covenants contained in Section 17(a)(7) of Master Agreement 1288.
Additionally, all payments due under the Lease shall have been made on time and paid as agreed. At the option of Lessor and providing Lessee does not comply with these covenants, Lessee must purchase the Equipment.

(f)	End of Extension Term Option: At the end of the Extension Term, if any, Lessee has the option to either (1) purchase all the Equipment for $404,985.00 or (2) return all the Equipment to Lessor in the condition as specified in the Lease to the Equipment Return Location.

(g)	Pursuant to Section 8 of Master Agreement No. 1288, Lessor consents that the Lessee will be responsible for the maintenance of the Equipment and is not required to establish a maintenance contract with a Maintenance Organization or the manufacturer.

(h)	Pursuant to Section 6 of Master Agreement No. 1288, Lessor states that (i) the Supplier of the Equipment was UMC-P.T. Nusantara Turbin & Propulsi (Bandung, Indonesia), (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract.

THIS SCHEDULE TOGETHER WITH EXHIBIT A AND ANY ADDITIONAL PROVISION(S) REFERRED TO IN SECTION 8 CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE LESSOR AND LESSEE AS TO THE LEASE AND THE EQUIPMENT.

Lessee:	TIMCO Engine Center, Inc.	Lessor:	Maxus Leasing Group, Inc.

By:	/s/ Kevin Carter	By:	/s/ Anthony N. Granata

Print Name:	Kevin Carter		Anthony N. Granata

Title:	Vice President		Vice President

This is Counterpart No. ___of 2 serially numbered counterparts. To the extent that this document constitutes chattel paper under the Uniform Commercial Code, no security interest in this document may be created through the transfer and possession of any counterpart other than Counterpart No. 1.

Schedule No. 003, dated April 15, 2005

Incorporating by reference Master Agreement No. 1288 dated April 15, 2005 between Maxus Leasing Group, Inc., as Lessor, and TIMCO Engine Center, Inc., as Lessee.

LESSEE AGREES TO LEASE THE DESCRIBED EQUIPMENT FROM LESSOR, AND LESSOR BY ACCEPTANCE OF THIS LEASE AGREES TO LEASE THE EQUIPMENT TO LESSEE, ON THE TERMS AND CONDITIONS SET FORTH IN THIS SCHEDULE AND THE MASTER AGREEMENT, WHICH IS ATTACHED HERETO AS EXHIBIT A AND INCORPORATED HEREIN BY REFERENCE.

[CFM56-3 Test Cell Equipment]

Equipment Description: See attached Exhibit B Equipment Listing, with all replacement parts, additions, repairs, accessions & accessories incorporated therein and/or affixed thereto.

1. Base Monthly Rental:	Months 1 to 12 = $15,432.00 and months 13 to 48 = $23,148.00

2. Equipment Location:	8740-60 NW 102nd Street, Medley, FL 33178

3. Equipment Return Location:	To be determined by Lessor

4. Base Term Commencement Date:	April 15, 2005

5. Base Term:	48 Months, ending on April 14, 2009

6. Lessee Address for Notices:	623 Radar Road, Greensboro, NC 27410

7. Value of Calculation for Stip Loss Value:	$1,350,000.00, see attached Exhibit C, which replaces the Stipulated Loss table in the Master Agreement

8. Special Terms:

(a)	Delivery and Inspection: For the purpose of this Schedule only the Delivery Term, Installation Term, and Installation Date as defined in Master Agreement No. 1288 do not have bearing on the Base Term Commencement Date, which is defined in Section 4 above. The Lessee and Lessor acknowledge that the Equipment is currently located at the Equipment Location as identified in Section 2 above.

Lessee acknowledges that the Equipment will be moved to a different Equipment Location, inspected, installed, and accepted no later that April 15, 2006 (“Final Acceptance Date”) and will acknowledge such with the execution of the Final Acceptance Certificate attached hereto as Exhibit D. A mutually agreed upon appraiser will be present upon the unpacking and inspection of the Equipment. No later than the Final Acceptance Date, Lessee will present Lessor with a written list of Items of Equipment that are either missing (“Missing Items”) or unsuitable for use (“Unsuitable Items”), but not including those Items that are missing or unsuitable for use as a result of any action by Lessee or movement of the Equipment from the Equipment Location. The list of Missing or Unsuitable Items will be accompanied by a report from the appraiser that supports (i) the Items are missing; or (ii) the Items are unsuitable for use. Upon receipt of this written list, at Lessee’s option, Lessor will:

1.	For a Missing Item, either (a) reduce the Value of Calculation for Stip Loss Value as set forth in Section 7 above by the value allocated to such Missing Item on the Exhibit B Equipment List and adjust the Base Monthly Rental on a pro rata basis as of the Base Term Commencement Date, or (b) pay to Lessee, for the purpose of procuring a replacement for the Missing Item that is of equal or greater value and utility, the value allocated to such Missing Item on the Exhibit B Equipment List . If Lessee chooses option (a), the Missing Item will be removed from the Equipment List and acknowledged by both parties in writing. If Lessee chooses option (b), the replacement for the Missing Item shall be added to the Equipment List in place of the Missing Item.

2.	For an Unsuitable Item, identify in writing within 30 days the estimated cost and time to replace or repair the Unsuitable Item. If Lessee accepts in writing such estimate for any Unsuitable Item within 10 days, Lessor will, at Lessor’s cost, process such replacement or repair and the terms of this Schedule will not change. If the Lessee does not accept such estimate for any Unsuitable Item within 10 days, Lessee will have an additional 5 days to propose in writing an alternative estimated cost and time to replace or repair the Unsuitable Item. If Lessor accepts such alternative estimate, Lessor will, at Lessor’s cost, process such alternative replacement or repair. If Lessor does not accept such alternative estimate, at Lessee’s option, Lessor will either (a) reduce the Value of Calculation for Stip Loss Value as set forth in Section 7 above by the value allocated to such Unsuitable Item on the Exhibit B Equipment List and adjust the Base Monthly Rental on a pro rata basis as of the Base Term Commencement Date, or (b) pay to Lessee, for the purpose of procuring a replacement of equal or greater value and utility for the Unsuitable Item, the value allocated to such Unsuitable Item on the Exhibit B Equipment List . If Lessee chooses option (a), the Unsuitable Item will be removed from the Equipment List and acknowledged by both parties in writing. If Lessee chooses option (b), the repaired Unsuitable Item, or the replacement, as applicable, shall be added to the Equipment List in place of the Unsuitable Item.

Schedule Page 2 of 2
Maxus Lease No. 1288-003
TIMCO Engine Center, Inc.

As of the Final Acceptance Date, all Items of Equipment not identified as Missing Items or Unsuitable Items will be considered as being accepted without further action by the parties.

(b)	Additional Payments: The following payments shall be made via electronic funds transfer within ten (10) business days after receipt of an invoice from Lessor but in no event later than the date indicated:

1)	Lessee has made a one-time payment to Lessor of $67,515.00 on February 1, 2005 by electronic funds transfer.

2)	Lessee will make a one-time payment to Lessor of $67,515.00 on or before April 15, 2005 by electronic funds transfer.

3)	Lessee will make a one-time payment to Lessor of $77,160.00 on the last day of the eighteenth (18th) Base Term month.

(c)	Cancellation Option: On the due date of the 12th Base Monthly Rental payment Lessee shall have the following options: 1) return the Equipment to the Lessor and pay Lessor via electronic funds transfer a cancellation fee equal to of $928,949.00 plus the Base Monthly Rental due on such date, plus any other amounts due; or 2) continue the Lease to its expiration.

(d)	Termination Option: Provided no Event of Default or event or condition which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default has occurred and is continuing, on the last day of the twenty-forth (24th) and thirty-sixth (36th) Base Term months Lessee shall have the option to: 1) purchase via electronic funds transfer all, but not less then all, of the Equipment for $859,023.00 and $663,692.00, respectively, plus any other amounts due; or 2) continue the Lease to its expiration.

(e)	End of Base Term Option: Provided no Event of Default or event or condition which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default has occurred and is continuing, Lessee shall have the option at the end of the Base Term, contingent on the restrictions below and upon notice to Lessor given as provided in Section 2(b) of the Master Agreement, to: i) purchase all, but not less than all, of the Equipment for a purchase price equal to $496,901.00; or (ii) renew the Lease for an Extension Term of 12 months or greater at a monthly rental to be determined by Lessor and Lessee. If the Lessor and Lessee are unable to agree on an Extension Term and monthly rental by the end of the Base Term, Lessor will set the monthly Extension Term rental at $23,148.00 per month for a period of twelve (12) months. This end of Base Term renewal by Lessor is required, provided that Lessee is in compliance with all financial covenants contained in Section 17(a)(7) of Master Agreement 1288. Additionally, all payments due under the Lease shall have been made on time and paid as agreed. At the option of Lessor and providing Lessee does not comply with these covenants, Lessee must purchase the Equipment.

(f)	End of Extension Term Option: At the end of the Extension Term, if any, Lessee has the option to either (1) purchase all the Equipment for $202,545.00 or (2) return all the Equipment to Lessor in the condition as specified in the Lease to the Equipment Return Location.

(g)	Pursuant to Section 8 of Master Agreement No. 1288, Lessor consents that the Lessee will be responsible for the maintenance of the Equipment and is not required to establish a maintenance contract with a Maintenance Organization or the manufacturer.

(h)	Pursuant to Section 6 of Master Agreement No. 1288, Lessor states that (i) the Supplier of the Equipment was UMC-P.T. Nusantara Turbin & Propulsi (Bandung, Indonesia), (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contracts.

THIS SCHEDULE TOGETHER WITH EXHIBIT A AND ANY ADDITIONAL PROVISION(S) REFERRED TO IN SECTION 8 CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE LESSOR AND LESSEE AS TO THE LEASE AND THE EQUIPMENT.

Lessee:	TIMCO Engine Center, Inc.	Lessor:	Maxus Leasing Group, Inc.

By:	/s/ Kevin Carter	By:	/s/ Anthony N. Granata

Print Name:	Kevin Carter		Anthony N. Granata

Title:	Vice President		Vice President

This is Counterpart No. ___of 2 serially numbered counterparts. To the extent that this document constitutes chattel paper under the Uniform Commercial Code, no security interest in this document may be created through the transfer and possession of any counterpart other than Counterpart No. 1.